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                                                                    Exhibit 4.19

                          CUSTODY AND CONTROL AGREEMENT

      CUSTODY AND CONTROL AGREEMENT (this "Agreement") dated as of [ ], 2004 by and among [ ] (the "Custodian"), in its capacity as Custodian, GE DEALER FLOORPLAN MASTER NOTE TRUST, a Delaware statutory trust (the "Issuer"), and WILMINGTON TRUST COMPANY (the "Indenture Trustee"), in its capacity as Indenture Trustee.

      WHEREAS, the Issuer is the owner of the Accounts;

      WHEREAS, the Issuer has entered into a master indenture (as amended, restated or modified, the "Indenture"), dated the same date as this Agreement, with the Indenture Trustee, whereby the Issuer has granted a security interest to the Indenture Trustee in among other things, the Property in the Accounts;

      WHEREAS, the Issuer is entering into this Agreement to perfect the security interest of the Indenture Trustee in the Accounts and in the Issuer's Security Entitlements in respect of the Property in the Accounts from time to time;

      WHEREAS, the Issuer desires to appoint the Custodian as custodian on behalf of the Issuer, and the Custodian has agreed to so act as custodian, under the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

      1. Certain Definitions. As used herein the following terms shall have the following meanings:

      "Accounts" means the Trust Accounts.

      "Agreement" means this Custody and Control Agreement.

      "Collections" means has the meaning set forth in Section 2(a).

      "Certificated Security" has the meaning specified in Section 8-102(a)(4) of the UCC.

      "Class" means any class of Notes of any Series.

      "Clearing Corporation" has the meaning specified in Section 8-102(a)(5) of the UCC.

      "Clearstream" means Clearstream, societe anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

      "Clearstream Security" means a "security" (as defined in Section 8-102(a)(15) of the UCC) that (i) is a debt or equity security and (ii) is capable of being transferred to the account of a custodian at Clearstream pursuant to Section 2, whether or not such transfer has occurred.

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      "Closing Date" means [ ], 2004.

      "Collection Account" is defined in the Indenture.

      "Custodian" has the meaning specified in the preamble hereto.

      "Default" is defined in the Indenture.

      "Deposit Account" has the meaning specified in Section 9-102(a)(29) of the UCC.

      "Entitlement Holder" means a person identified in the records of the Custodian as the person having a Security Entitlement against the Custodian.

      "Entitlement Order" means a notification communicated to the Custodian directing transfer or redemption of a Financial Asset to which the Entitlement Holder has a Security Entitlement, which prior to the receipt by the Custodian of a Notice of Exclusive Control (as defined in Section 4) from the Indenture Trustee shall be any Instruction with respect to the Accounts or the Property held pursuant to this Agreement, and in any event shall include an "entitlement order" as defined in Article 8 of the UCC.

      "Euroclear" means Euroclear Bank S.A./N.V. Brussels office, as operator of the Euroclear system.

      "Euroclear Security" means a "security" (as defined in Section 8-102(a)(15) of the UCC) that (i) is a debt or equity security and (ii) is capable of being transferred to the Custodian's account at Euroclear pursuant to
Section 2, whether or not such transfer has occurred.

      "Event of Default" is defined in the Indenture.

      "Excess Funding Account" is defined in the Indenture.

      "Financial Asset" has the meaning specified in Section 8-102(a)(9) of the UCC.

      "FRB" means a Federal Reserve Bank of the United States.

      "Government Security" means a security issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of an FRB.

      "Indenture" means the Master Indenture dated as of [ ], 2004 between the Issuer and the Indenture Trustee.

      "Indenture Supplement" is defined in the Indenture.

      "Indenture Trustee" means Wilmington Trust Company, not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

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      "Instructions" has the meaning specified in Section 11.

      "Instruments" has the meaning specified in Section 9-102(a)(47) of the UCC.

      "Issuer" has the meaning specified in the preamble.

      "Master Servicer" means General Electric Capital Corporation, in its capacity as the master servicer under the Servicing Agreement, or any other Person designated as a successor master servicer pursuant to the Servicing Agreement.

      "Note Register" is defined in the Indenture.

      "Noteholder" means the Person in whose name a Note is registered on the Note Register or such other Person deemed to be a "Noteholder" in any related Indenture Supplement.

      "Notes" means the notes issued from time to time pursuant to the Indenture.

      "Notice of Exclusive Control" has the meaning set forth in Section 4(a).

      "Permitted Investments" is defined in the Indenture.

      "Person" means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, association, corporation, trust (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, governmental authority or any other entity of whatever nature.

      "Property" is defined in Section 2(a).

      "Rating Agency" is defined in the Indenture.

      "Remittance Date" is defined in Section 15.

      "Securities" has the meaning set forth in Section 2(a).

      "Securities Account" has the meaning specified in Section 8-501(a) of the UCC.

      "Securities Intermediary" has the meaning specified in Section 8-102(a)(14) of the UCC.

      "Securities System" has the meaning set forth in Section 6.

      "Security Entitlement" has the meaning specified in Section 8-102(a)(17) of the UCC.

      "Series" means any series of Notes, which may include within any such Series a Class or Classes of Notes subordinate to another such Class or Classes of Notes.

      "Series Account" means any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders of any Series or Class, as specified in any Indenture Supplement.

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      "Servicing Agreement" means the Servicing Agreement dated as of [ ], 2004, between the Master Servicer and the Issuer.

      "Trust Accounts" means any Series Account, the Collection Account or Excess Funding Account.

      "Trust Agreement" means the Amended and Restated Trust Agreement dated as of [ ], 2004, between CDF Funding, Inc. and the Trustee.

      "Trustee" means The Bank of New York (Delaware), not in its individual capacity but solely in its capacity as trustee under the Trust Agreement.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

      "Uncertificated Security" has the meaning specified in Section 8-102(a)(18) of the UCC.

      2.    Appointment of Custodian; Acknowledgement of Receipt of Property.

      (a) The Issuer hereby appoints the Custodian as custodian of the Permitted Investments and any other investments, promissory notes, bonds, securities agreements or other documents evidencing the Permitted Investments (collectively, the "Securities"), any Security Entitlement with respect to the Securities, all Permitted Investments and all cash and other property received by the Custodian with respect to any of the foregoing (collectively, "Collections") pursuant to the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment. All of the foregoing property as to which the Custodian is appointed custodian pursuant to this Agreement is herein collectively called (the "Property").

      (b) The Custodian hereby acknowledges that in order to facilitate the perfection of the security interest granted by the Issuer to the Indenture Trustee under the Indenture, the Custodian shall hold all Property as specified in Section 2(c) and elsewhere herein and shall credit such Property as Financial Assets to the relevant Accounts.

      (c) The Issuer shall cause all Property acquired by or on behalf of the Issuer to be transferred to the Custodian for credit to the applicable Account, and the Custodian shall credit such Property to the applicable Account, for the benefit of the Issuer as owner and the benefit of the Indenture Trustee as secured party or shall take or cause to be taken any and all other actions necessary to create in favor of the Indenture Trustee a valid and perfected, first-priority security interest granted to the Indenture Trustee under the Indenture in the Accounts and all Property credited to the Accounts, as follows:

            (i) in the case of each Certificated Security or Instrument (other than a Government Security, Euroclear Security or Clearstream Security), by (A) causing the delivery of such Certificated Security or Instrument to the Custodian in bearer form or registered in the name of the Custodian or its nominee or indorsed to the Custodian or its nominee or in blank by an effective indorsement, (B) causing the Custodian to continuously identify on its books and records that such Certificated Security or Instrument is credited to the applicable Account and

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(C) causing the Custodian to maintain continuous possession of such Certificated
Security or Instrument;

            (ii) in the case of each Uncertificated Security (other than a Government Security, Euroclear Security or Clearstream Security), by (A) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian and (B) causing the Custodian to continuously identify on its books and records that such Uncertificated Security is credited to the applicable Account;

            (iii) in the case of each Euroclear Security and Clearstream Security, by (A) causing Euroclear or Clearstream, as the case may be, to credit such security to the Custodian's Securities Account (or to the Securities Account of a Securities Intermediary acting in such capacity on behalf of the Custodian and which has credited such security to a Securities Account of the Custodian with such Securities Intermediary) at Euroclear or Clearstream, as the case may be, (B) causing the Custodian to continuously identify on its books and records that such Euroclear Security or Clearstream Security is credited to applicable Account as a Financial Asset, and (C) causing such Euroclear Security or Clearstream Security to be (1) continuously registered to Euroclear or Clearstream, as the case may be, and (2) continuously identified on the books and records of Euroclear or Clearstream, as the case may be, as credited to the Securities Account of the Custodian (or to the Securities Account of a Securities Intermediary acting in such capacity on behalf of the Custodian and which has credited such security to a Securities Account of the Custodian with such Securities Intermediary);

            (iv) in the case of each Government Security, by (A) causing the crediting of such Government Security to a Securities Account of the Custodian at an FRB, (B) causing the Custodian to continuously identify on its books and records that such Government Security is credited to the applicable Account as a Financial Asset, and (C) causing the continuous crediting of such Government Security to a Securities Account of the Custodian at such FRB; and

            (v) in the case of each Financial Asset not covered by the foregoing clauses (i) through (iv), by causing the transfer of such Financial Asset to the Custodian in accordance with applicable law and regulation and causing the Custodian to credit such Financial Asset to the applicable Account.

      (d) With respect to any Deposit Account as to which the Indenture Trustee is not the bank at which such Deposit Account is maintained, by causing such bank, the Issuer and the Indenture Trustee to enter into an agreement containing provisions substantially similar to the provisions of this Agreement relating to the Accounts.

      (e) With respect to any other Property that for any reason does not create a Security Entitlement at any time now or hereafter and which is held in or credited to the applicable Account, the Custodian hereby acknowledges that, for purposes of perfecting the security interest of the Indenture Trustee, it holds and will hold possession of such property as bailee for the Indenture Trustee in its capacity as secured party.

      3.    The Accounts.

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      (a)   The Issuer agrees to establish and maintain the Accounts at the
Custodian according to Section 8.2 of the Indenture and the applicable Indenture Supplement. The Custodian further agrees that (i) each Trust Account is and shall at all times be maintained by the Custodian as a Securities Account in the Custodian's trust department, (ii) the Custodian is acting and will act as a Securities Intermediary with respect to such Trust Account, and (iii) all of the Property accredited to such Trust Account shall be treated as Financial Assets.

      (b) The Issuer acknowledges its responsibility as a principal for all of its obligations to the Custodian arising under or in connection with this Agreement, warrants its authority to deposit in the Accounts any Property received therefor by the Custodian and to give Instructions relative thereto. The Issuer further agrees that the Custodian shall not be subject to, nor shall its rights and obligations under this Agreement or with respect to the Accounts be affected by, any agreement between the Issuer and any other Person, except as otherwise provided in this Agreement or unless otherwise agreed by Issuer and Custodian. If any Securities are held in a Securities System the Custodian may deliver securities of the same class, issuer and amount in place of those deposited in the applicable Account.

      (c) The Custodian shall hold and keep safe as custodian for the Accounts, on behalf of the Issuer, all Property in each Account. The crediting of Property to the Accounts shall result in Security Entitlements to such Property in favor of the Issuer, subject to the security interest of the Indenture Trustee as a secured party.

      (d) All transactions involving the Property shall be executed or settled solely in accordance with Instructions, except that until the Custodian receives Instructions to the contrary, the Custodian will:

            (i) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the applicable Account;

            (ii) present for payment all Securities held in an Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Custodian is actually aware based on notices received of such opportunities and hold the cash received in such Account pursuant to this Agreement;

            (iii) (x) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves) and (y) when notification of a tender or exchange offer (other than ministerial exchanges described in (x) above) is received for such Account, use reasonable efforts to receive Instructions, provided, that if such Instructions are not received in time for the Custodian to take timely action, no action shall be taken with respect thereto;

            (iv) execute on behalf of the Issuer for each Account, whenever the Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property in the applicable Account; and

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            (v)   appoint brokers and agents for any of the ministerial
transactions involving the Securities described in the foregoing clauses (i) through (iv), including, without limitation, affiliates of the Custodian.

      (e) The Custodian hereby acknowledges the security interest granted to the Indenture Trustee by the Issuer. The Custodian shall maintain all Property free of any lien, charge or claim of any kind in favor of the Custodian or any person claiming through the Custodian, and it will not assert any lien, encumbrance, claim or right of set-off against the Property, the Accounts or any Financial Assets carried in the Accounts or any credit balance in the Accounts, except as otherwise expressly permitted by this Agreement or the Indenture. The Custodian will not enter into any agreement other than this Agreement with any Person requiring the Custodian's compliance with "entitlement orders" (as such term is defined in Article 8 of the UCC) concerning the Accounts originated by such Person without the prior written consent of the Issuer and the Indenture Trustee except as otherwise provided herein. The Custodian represents that no such agreement relating to the Property with any Person is now in effect.

      4.    Control.

      (a) In order to perfect the security interest of the Indenture Trustee in accordance with Sections 8-106 and 9-104 of the UCC, the Issuer expressly authorizes the Custodian to comply with Entitlement Orders issued by the Indenture Trustee or its authorized representatives with respect to any Securities Account without the further consent of the Issuer or any other Person, and to act upon the directions of the Indenture Trustee or its authorized representatives with respect to any Deposit Account or the disposition of any Property therein, in each case without the further consent of the Issuer or any other Person. Until such time as the Indenture Trustee delivers a written notice to the Custodian, substantially in the form of Exhibit A hereto, that the Indenture Trustee is thereby exercising exclusive control over such Account (a "Notice of Exclusive Control"), the Custodian shall make trades of Financial Assets held in the Accounts, or otherwise withdraw Property from the Accounts, at the direction of the Issuer or its authorized representatives, and comply with Entitlement Orders concerning the Accounts from the Issuer or its authorized representatives. The Indenture Trustee agrees with the Issuer that it will not deliver a Notice of Exclusive Control, or issue any directions with respect to any Account or the disposition of any Property therein, until a Default or Event of Default has occurred (including without limitation any Default or Event of Default resulting from the Issuer's withdrawal of Property from an Account in violation of the terms of this Agreement or the Indenture). After the Custodian receives the Notice of Exclusive Control, the Custodian will promptly cease complying with Entitlement Orders or other directions concerning such Account (including any provision hereof regarding payments to the Issuer) originated by the Issuer or its representatives notwithstanding any contrary provision in this Agreement.

      (b) Upon issuance by the Indenture Trustee of a Notice of Exclusive Control described in this Section 4, the Indenture Trustee shall have exclusive control over the Accounts and without limitation the Indenture Trustee may (i) cause the name of the Accounts to be changed to reflect that the Indenture Trustee is the "entitlement holder" (as such term is defined in Article 8 of the UCC) of the Accounts as trustee on behalf of the Noteholders under the Indenture, or (ii) instruct that all Property be transferred to new accounts with the Custodian as to

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which the Indenture Trustee is the "entitlement holder" (as such term is defined in Article 8 of the UCC) of the Accounts as trustee on behalf of the Noteholders under the Indenture.

      5. Use of Subcustodian. Custodian shall not maintain any Property in a custody account that has been established through another bank or trust company acting as subcustodian unless it is authorized to do so in writing by the Issuer and the Indenture Trustee.

      6. Securities Systems. The Issuer authorizes and instructs the Custodian to maintain all Property directly in one of its branches or indirectly through custody accounts which have been established by the Custodian with the following other securities intermediaries a securities depository or clearing agency or system in which the Custodian participates (individually, a "Securities System").

      7. Use of Securities System. With respect to Property in an Account which is maintained by the Custodian through a Securities System in which it participates pursuant to Section 6:

      (a) The Custodian shall identify on its books such Property as being maintained for the account of the Custodian for its customers.

      (b) The Custodian's agreement with such Security System shall provide that Property deposited with a Securities System will be maintained in an account holding only assets for customers of the Custodian unless precluded by applicable law, rule or regulation.

      (c) The Custodian shall provide to the Issuer, with a copy to the Master Servicer, any non-confidential report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

It is understood and agreed that the Custodian's agreement with a Securities System will be subject to the generally applicable rules and regulations of such Securities System, and that the Custodian shall not be liable for a breach of such agreement by such Securities System.

      8. Records, Ownership of Property, Statements and Opinions of Independent Certified Public Accountants.

      (a) The Property, whether maintained directly by the Custodian or indirectly through a Securities System as authorized in this Agreement, shall be clearly recorded on the Custodian's books as (i) being owned by the Issuer and not the Custodian and (ii) subject to a security interest in favor of the Indenture Trustee. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for the Accounts. All accounts, books and records of the Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours upon reasonable prior written notice to the Custodian by any Person designated by the Issuer. The Issuer shall reimburse the Custodian for its reasonable out-of-pocket expenses in connection with such inspection or audit in accordance with Section 15. All such accounts shall be maintained and preserved in a form reasonably requested by the Issuer.

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      (b)   At the request of the Issuer, the Custodian shall deliver to the
Issuer, with a copy to the Master Servicer, the most recent non-confidential written report, if any, prepared by the Custodian's independent certified public accountants with respect to the custodial services provided by the Custodian to its customers.

      (c) The Issuer may elect to participate in any of the electronic on-line service and communications systems offered by the Custodian which can provide the Issuer, on a daily basis, with the ability to view on-line or to print a hard copy of various reports of any Account's activity and of the Property. To the extent that such service shall include market values of any of the Securities, the Issuer hereby acknowledges that the Custodian now obtains and may in the future obtain information on such values from outside sources that the Custodian considers to be reliable and the Issuer agrees that the Custodian
(i) does not verify nor represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be without liability in selecting and utilizing such service or furnishing any information derived therefrom.

      (d) The Custodian shall issue a confirmation or safekeeping receipt to the Issuer for each Security received by the Custodian hereunder which identifies (as applicable) with respect thereto, the issuer, the maturity date, the face amount and the coupon rate. The Custodian shall provide to the Issuer a custodial statement for each preceding month listing the Securities held in each Account. Such report shall include the principal amount of each Security or Financial Asset, as appropriate. The Issuer shall promptly review all such reports and shall promptly advise the Custodian of any error, omission or inaccuracy in same. In no event shall the Custodian be required to determine or report the market value of any Security.

      9. Holding of Securities, Nominees, etc. In order to perfect the Indenture Trustee's security interest in the Securities credited to the Accounts, the Securities shall at all times be held or maintained in the Custodian's name or in the name of the Custodian's nominee. Securities that are maintained through a Securities System will be maintained with the Securities System in an account holding only assets of the Custodian's customers, unless prohibited by law, rule, or regulation. The Custodian may combine certificates representing Securities held in an Account with certificates of the same issue held by it as fiduciary or as a custodian. Securities maintained with a Securities System shall be maintained subject to the rules of that Securities System governing the rights and obligations among the Securities System and its participants.

      10. Proxies, etc. If the Custodian shall receive any proxies, notices, reports or other communications relative to any of the Securities, the Custodian shall (within three (3) Business Days after receipt by the Custodian) transmit to the Issuer, with a copy to the Master Servicer, or notify the Issuer of the receipt of, such proxies, notices, reports or other communications. Neither the Custodian nor its nominees or agents shall vote upon or in respect of any of the Securities in any Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Sections 3 and 4) with respect thereto except upon the receipt of Instructions relative thereto.

                                      -9-          Custody and Control Agreement
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      11.   Instructions.

      (a) The term "Instructions" means instructions from the Issuer in respect of any of the Custodian's duties hereunder which have been received by the Custodian at its address as shall have been furnished by the Custodian to the Issuer pursuant to the provisions hereof. All Instructions shall be communicated: (i) in writing (including, without limitation, facsimile transmission) signed or given by such one or more person or persons as the Issuer shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with the Custodian, (ii) electronically through an electronic on-line service and communications system offered by the Custodian or other electronic instruction system acceptable to the Custodian, or
(iii) in such other form of instructions as the Issuer (with the consent of the Indenture Trustee) may from time to time authorize in writing and which the Custodian has agreed in writing to accept. The Custodian shall not act upon any oral Instructions from the Issuer or its authorized agents. The Custodian shall promptly provide notice to the Indenture Trustee of any Instructions received by it from the Issuer. The Custodian has the right to record any such oral Instructions, and the Issuer hereby consents to such recording.

      (b) The Custodian shall have the right to assume in the absence of notice to the contrary from the Issuer or the Indenture Trustee, as the case may be, that any person whose name is on file with the Custodian pursuant to this
Section 11 has been authorized by the Issuer or the Indenture Trustee, as the case may be, to give the Instructions in question and that such authorization has not been revoked. The Custodian may act upon and conclusively rely on, without any liability to the Issuer or any other Person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above.

      (c) Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions. Without limiting the foregoing:

            (i) The Issuer may from time to time issue Instructions, in accordance with Section 11(a), directing the Custodian to release any Security held in physical form to the Issuer or its designee. The Custodian is hereby authorized, upon written receipt of any such Instructions and so long as it has not received a Notice of Exclusive Control, to release any such Security to the Issuer or its designee. All Securities so released to any designee of the Issuer shall be held in trust for the benefit of the Issuer as owner and the Indenture Trustee as secured party. The Issuer or its designee shall return such Security to the Custodian when the Issuer's need therefor no longer exists, unless the Security has been sold or liquidated by the Issuer. The Issuer shall notify the Custodian if such Security has been sold or liquidated, and the Custodian shall no longer have any duties, responsibilities or liability with respect to such Security.

            (ii) Upon written notification from the Issuer and the Indenture Trustee, the Custodian shall return the Financial Assets and any other Property in the applicable Account to or at the direction of the Issuer. Any such delivery shall constitute a complete discharge of the Custodian from any and all further liability for such Financial Assets and Property hereunder.

                                      -10-         Custody and Control Agreement
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            (iii) Prior to the delivery of a Notice of Exclusive Control, the
Issuer may give Instructions with respect to any vote to be taken upon or in respect of any of the Securities in any Account.

      12.   Standard of Care.

      (a) The Custodian shall be responsible for the performance of only such duties as are set forth in this Agreement. The Custodian will act without negligence with respect to the safekeeping of Property in the Accounts and, except as otherwise expressly provided in this Agreement, in carrying out its obligations under this Agreement. The Custodian will give the Property in the Accounts equal care and safeguards as are afforded similar property owned by the Custodian.

      (b) Absent negligence, the Custodian shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and may rely and shall be protected in acting or refraining from acting on any written notice, request, waiver, consent or instrument believed by it to be genuine and to have been signed or presented by the proper party or parties. The Custodian shall have no duty to determine or inquire into the happening or occurrence of any event or contingency. The Custodian may consult with and obtain advice from legal counsel as to any provision hereof or its duties hereunder and shall be fully protected in acting on advice of such counsel. The Custodian may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions. The Issuer agrees to indemnify, defend and hold the Custodian, its officers, directors, employees and agents harmless from and against any and all losses, claims, damages, demands, expenses, costs, cause of action, judgments or liabilities that may be incurred by the Custodian, its officers, directors, employees and agents arising directly or indirectly out of or in connection with the Custodian's acceptance or appointment as Custodian hereunder, including the reasonable legal costs and expenses as such expenses are incurred (including, without limitation, the expenses of any experts, counsel or agents) of investigating, preparing for or defending itself against any action, claim or liability in connection with its performance hereunder. In no event, however, shall Issuer be obligated to indemnify the Custodian and save the Custodian harmless from any fees, expenses, charges and/or liabilities incurred by the Custodian as a result of its own willful misconduct, bad faith or negligence. Notwithstanding anything in this Agreement, in no event shall the Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost of profits), even if the Custodian has been advised of such loss or damage and regardless of the form of action. The indemnification in favor of the Custodian in this Agreement shall survive any resignation or removal of the Custodian (to the extent of indemnified liabilities, costs, expenses and other indemnified amounts arising or incurred prior to, or arising as a result of actions or omissions occurring prior to, such resignation or removal).

      (c) With respect to a Securities System, the Custodian shall only be responsible or liable for losses, claims, damages, demands, expenses, costs or liabilities arising from employment of such Securities System caused by the Custodian's own negligent actions or failure to act. In the event of any loss, claim, damage, demand, expense, cost or liability to the

                                      -11-         Custody and Control Agreement

Issuer by reason of the Custodian's negligent action or failure to act, the Custodian shall be liable to the Issuer to the extent of the Issuer's actual damages at the time such loss, claim, damage, demand, expense, cost or liability was discovered without reference to any special conditions or circumstances.

      (d) In no event shall the Custodian be liable for any consequential or special damages. The Custodian shall have no liability for loss arising from any cause beyond its control, including, but not limited to, the act, failure or neglect of any agent or correspondence selected by the Custodian for the remittance of funds; any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; or the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

      (e) In the event the Issuer subscribes to an electronic on-line service and communications system offered by the Custodian, the Issuer shall be fully responsible for the security of the Issuer's connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agrees to defend and indemnify the Custodian and hold the Custodian harmless from and against any and all losses, damages, costs and expenses (including the reasonable fees and expenses of counsel) incurred by the Custodian as a result of any improper or unauthorized use of such terminal by the Issuer or by Issuer's authorized agents, unless the loss, damage, cost or expense is a result of the Custodian's negligence or willful misconduct.

      (f) All collections of funds or other property to be paid in respect of Property in an Account shall be made for the account of, and at the risk of, the Issuer, and the Custodian shall not be liable to the Issuer in the event that the obligor on any Property (other than Property issued by the Custodian) fails to make any payment due thereunder.

      (g) Absent negligence, the Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Custodian of any payment, redemption or other transaction regarding Property in an Account in respect of which the Custodian has agreed to take action as provided in Section 3 hereof. The Custodian shall not be liable for any loss resulting from, or caused by, acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation and the imposition of currency restrictions; devaluations of or fluctuations in the value of currencies; changes in laws and regulations applicable to the banking or securities industry; market conditions that prevent the orderly execution of securities transactions or affect the value of Property; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian or hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity or other acts of God.

      (h) Absent negligence, the Custodian shall have no liability in respect of any loss, damage or expense suffered by the Issuer, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon records that were maintained for the Issuer by entities other than the Custodian prior to the Custodian's employment under this Agreement.

                                      -12-         Custody and Control Agreement

      (i) The Custodian shall have no responsibility or liability to the Indenture Trustee for releasing any of the Property held in an Account at the direction of the Issuer or its authorized representatives in accordance with
Section 11 hereof or, subject to Section 4 hereof, complying with Entitlement Orders concerning an Account from the Issuer or its authorized representatives, which are received by the Custodian before the Custodian receives a Notice of Exclusive Control from the Indenture Trustee or its authorized representatives. The Custodian shall have no responsibility or liability to the Issuer for complying with a Notice of Exclusive Control or complying thereafter with Entitlement Orders concerning an Account originated by the Indenture Trustee. The Custodian shall have no duty to investigate or make any determination as to whether a default or event of default exists under the Indenture, and shall comply with a Notice of Exclusive Control without investigation even if the Custodian receives a claim that no such default or event of default exists or believes that no such default or event of default exists. This Agreement does not create any obligation or duty on the part of the Custodian other than those expressly set forth herein. Upon receipt of a Notice of Exclusive Control with respect to an Account, the Custodian shall notify the Issuer, with a copy to the Master Servicer, of its receipt of such Notice of Exclusive Control. The Custodian may fully rely, and may take the actions herein set forth, notwithstanding any notice of dispute between the Indenture Trustee and the Issuer.

      (j) The provisions of this Section shall survive termination of this Agreement.

      13. No Additional Duties. The parties acknowledge and agree that the Custodian shall not have any additional duties other than those expressly provided herein. The Custodian has not reviewed the Indenture or the Servicing Agreement and shall have no responsibility or liability in respect thereof. Notwithstanding any other provisions of this Agreement, the Custodian shall have no duty, obligation or liability to ensure compliance with any regulation or statute applicable to the Issuer.

      14. Investment Limitations and Legal or Contractual Restrictions or Regulations. The Custodian shall not be liable to the Issuer and the Issuer agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian or its nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to the Issuer pursuant to any contract or any law or regulation, unless the loss, damage or expense is a result of the Custodian's negligence or willful misconduct. The provisions of this Section 14 shall survive termination of this Agreement.

      15. Fees and Expenses. The Custodian shall be entitled to receive such compensation for its services pursuant to this Agreement as may be mutually agreed upon by the Custodian and the Issuer in writing from time to time and the Custodian's reasonable out-of-pocket or incidental expenses in connection with the performance of this Agreement, including, without limitation, legal fees as described in this Agreement and/or deemed necessary in the judgment of the Custodian to keep safe or protect the Property in the Accounts. The Issuer hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in the Accounts and also agrees to hold the Custodian, or its nominees harmless from any liability as a record holder of Property in the Accounts. The provisions of this Section shall survive the termination of this Agreement.

                                      -13-         Custody and Control Agreement

      All fees and other amounts payable by the Issuer hereunder shall be paid by the Issuer to the Custodian by wire transfer or check on March 31 and September 30 of each year, beginning in [September] 2004, or if such day is not a business day, the following business day (each, a "Remittance Date"). With respect to each Remittance Date, the Custodian shall be paid the amounts shown on any invoice furnished by the Custodian to the Issuer, with a copy to the Master Servicer, no later than the 15th day of the month prior to the month in which such Remittance Date occurs, which invoice shall be in reasonable detail, separately listing any expense, liability or loss (together with reasonable supporting documentation with respect to any expense, liability or loss).

      16.   Representations and Warranties.

      (a) The Issuer hereby represents and warrants to the Custodian and the Indenture Trustee that:

            (i) the employment of the Custodian and the allocation of fees, expenses and other charges to the Accounts set forth in this Agreement is not prohibited by law or any governing documents or contracts to which it is subject;

            (ii) the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

            (iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms; and

            (iv) it will deliver to the Custodian such evidence of such authorization as the Custodian may reasonably require, whether by way of a certified resolution or otherwise.

      (b) The Custodian hereby represents and warrants to the Issuer and the Indenture Trustee that:

            (i) the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

            (ii) it has all necessary power and authority to make, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder, this Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding obligation of the Custodian enforceable against the Custodian in accordance with its terms, except (i) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought;

            (iii) it will deliver to the Issuer such reasonable evidence of such authorization as the Issuer may reasonably require, whether by way of a certified resolution or otherwise;

                                      -14-         Custody and Control Agreement

            (iv) (a) it is and will remain a "securities intermediary" within the meaning of such term in Section 8-102(a)(14) of Article 8 of the UCC, (b) it is and will remain a "securities intermediary" within the meaning of such term in 31 C.F.R. Section 357.2 (Regulations Governing Book-Entry Treasury Bonds, Notes and Bills) and (c) it has received a copy of this Agreement signed by the Issuer and the Indenture Trustee;

            (v)   each Account will be treated as a Securities Account;

            (vi) it is a bank or trust company located within the United States having a combined capital and surplus of at least $200,000,000 as set forth in its most recent published annual report of condition and its long-term unsecured debt obligations are rated at least BBB+ by S&P and Baa1 by Moody's;

            (vii) it is not a clearing corporation (as such term is used in Section 8-102 of the UCC); and

            (viii) it does not have "notice" (as such term is used in Section 8-105 of the UCC) of any right, title, interest or claim (including, without limitation, any adverse claim) by any Person other than the Indenture Trustee in or to any of the Property.

      (c) The Indenture Trustee hereby represents and warrants to the Issuer and the Custodian that:

            (i) the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

            (ii) it has all necessary power and authority to make, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder, this Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms, except (i) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought;

            (iii) it will deliver to the Issuer such reasonable evidence of such authorization as the Custodian may reasonably require, whether by way of a certified resolution or otherwise;

            (iv) it is not a clearing corporation (as such term is defined in Section 8-105 of the UCC); and

            (v) it does not have "notice" (as such term is used in Section 8-105 of the UCC) of any right, title, interest or claim (including, without limitation, any adverse claim) by any Person other than the Indenture Trustee in or to any of the Property.

                                      -15-         Custody and Control Agreement

      17. No Petition. The Custodian, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement; provided, that nothing in this
Section 17 shall preclude, or be deemed to estop, the Custodian from taking any action prior to the expiration of the applicable preference period in any involuntary proceeding filed or commenced against the Issuer by a Person other than the Custodian or to otherwise limit any claims that the Custodian may have against the Issuer.

      18. Publicity. The Issuer shall furnish to the Custodian at its address for notice as set forth in Section 19, prior to any distribution thereof, copies of any material prepared for distribution to any persons who are not parties hereto that refer in any way to the Custodian. The Issuer shall not distribute or permit the distribution of such materials if the Custodian reasonably objects in writing within ten (10) business days of receipt thereof (or such other time as may be mutually agreed) after receipt thereof. The provisions of this Section shall survive the termination of this Agreement.

      19. Notices. Except as otherwise specifically provided for in this Agreement, all notices and other communications between the parties shall be (a) in writing and shall be either hand delivered or mailed by first class mail, postage prepaid, or sent by electronic facsimile or courier to the address below and (b) shall be deemed effective when received.

      (a)   If to the Issuer:

            GE Dealer Floorplan Master Note Trust
            c/o General Electric Capital Corporation, as Administrator 1600 Summer Street, 4th Floor
            Stamford, CT  06927
            Attention: Manager, Securitizations
            Telephone: (203) 357-4328
            Facsimile: (203) 961-2953

      (b)   If to the Master Servicer:

            General Electric Capital Corporation
            5595 Trillium Boulevard
            Hoffman Estates, IL 60192
            Attention: General Counsel

                                      -16-         Custody and Control Agreement

            With a copy to:

            General Electric Capital Corporation
            1600 Summer Street, 4th Floor
            Stamford, Connecticut 06927
            Attention: Manager, Securitizations
            Telephone: (203) 357-4328
            Facsimile: (203) 961-2953;

      (c)   If to the Custodian:

            [ ]

      (d)   If to the Indenture Trustee:

            Wilmington Trust Company
            1100 N. Market Street
            Wilmington, DE 19890
            Attention:  [________]
            Telephone:  [________]
            Facsimile:  [________]

      Each party may change its address for purposes hereof by giving notice to the other parties in accordance with the provisions of this paragraph.

      20. Amendment, Modifications, etc. No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of any party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

      21.   Term; Termination.

      (a) This Agreement may be terminated by the Issuer by an instrument in writing delivered or mailed, postage prepaid, to the Custodian and the Indenture Trustee, such termination to take effect on the date of such delivery or receipt by the Custodian; provided, however, that until a successor custodian shall have been appointed by the Issuer, and the Custodian shall have transferred the Financial Assets and other Property as provided below, this Agreement shall continue in full force and effect.

      (b) This Agreement may be terminated by the Custodian by an instrument in writing delivered or mailed, postage prepaid, to the Issuer and the Indenture Trustee (with a copy to the Rating Agencies), such termination to take effect not sooner than (i) thirty (30) days after the date of such delivery or mailing if Wilmington Trust Company is being replaced as Indenture Trustee under the Indenture, or (ii) ninety (90) days after the date of such delivery or mailing; provided, however, that until a successor custodian shall have been appointed and the Custodian

                                      -17-         Custody and Control Agreement
shall have transferred the Property as provided below to such successor custodian, this Agreement shall continue in full force and effect. If such successor custodian is not appointed by the Issuer within ninety (90) days of the delivery by the Custodian of its notice of termination of this Agreement, the Indenture Trustee acting alone shall designate such successor custodian, in writing delivered to the Issuer and the Custodian, selected from among the ten largest commercial banks (in terms of deposit) in New York City or in accordance with the directions of a final order or judgment of a court of competent jurisdiction. If a successor custodian shall be appointed as herein provided upon termination of this Agreement, the Custodian shall transfer all Property to the designated account of the successor custodian physically or in the appropriate book-entry system, if feasible, and thereupon the Custodian shall be discharged from any and all further responsibility hereunder.

      22. Assignments. The Custodian acknowledges that the Issuer's rights under this Agreement have been pledged to the Indenture Trustee in its capacity as Indenture Trustee as security for the obligations of the Issuer described as secured obligations in the Indenture. From and after the date on which the Custodian receives a Notice of Exclusive Control, the Custodian agrees to perform its duties hereunder for the benefit of the Indenture Trustee and its successors and assigns and agrees that it will only accept instructions from the Indenture Trustee. Except as otherwise provided in the first sentence of this Section, this Agreement shall not be assignable by any party, except as otherwise provided in this Agreement, but shall bind the successors in interest of the Issuer and the Custodian.

      23. Location of Custodian. Regardless of any provision in any such agreement, the State of New York shall be deemed to be Custodian's location for the purposes of this Agreement and the perfection and priority of the Indenture Trustee's security interest in the Accounts and the Financial Assets and other Property credited thereto.

      24. Governing Law. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

      EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH

                                      -18-         Custody and Control Agreement

PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 19 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

      BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      25. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      26. Entire Agreement. This Agreement, together with all Schedules and Exhibits attached hereto, contain the entire agreement between the parties relating to the subject matter hereof and supersedes any oral statements and prior writings with respect thereto.

      27. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

      28. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                                      -19-         Custody and Control Agreement

      29. Agents. The Custodian hereby acknowledges that it has been advised that any agent of the Issuer may act on behalf of the Issuer hereunder for purposes of all consents, amendments, waivers and other actions permitted or required to be taken, delivered or performed by the Issuer, and the Indenture Trustee agrees that any such action taken by an agent on behalf of the Issuer shall satisfy the Issuer's obligations hereunder.

      30. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by The Bank of New York (Delaware), not in its individual capacity, but solely in its capacity as Trustee of the Issuer, in no event shall The Bank of New York (Delaware) in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Issuer hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Issuer, and for all purposes of this Agreement and each other document, the Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

                               [SIGNATURES FOLLOW]

                                      -20-         Custody and Control Agreement

      IN WITNESS WHEREOF, each of the parties has caused its duly authorized signatories to execute this Agreement as of the date first written above.

                                            [ ],
                                               as Custodian

                                            By:  _______________________________
                                            Name:  _____________________________
                                            Title:  ____________________________

                                       S-1         Custody and Control Agreement

                                 GE DEALER FLOORPLAN MASTER NOTE
                                 TRUST, as Issuer

                                 By: The Bank of New York (Delaware), not in its individual capacity, but solely as Trustee

                                        By:  _______________________________
                                        Name:  _____________________________
                                        Title:  ____________________________

                                       S-2         Custody and Control Agreement

                                 WILMINGTON TRUST COMPANY,
                                     as Indenture Trustee

                                 By:  __________________________________________
                                 Name:  ________________________________________
                                 Title:  _______________________________________

                                       S-3         Custody and Control Agreement

                                    EXHIBIT A

                 INDENTURE TRUSTEE'S NOTICE OF EXCLUSIVE CONTROL

                              __________ __, 200__

TO:   Wilmington Trust Company
      1100 N. Market Street
      Wilmington, DE 19890
      Attention:  ____________________

      Re:   Notice of Exclusive Control - [      ] Account No. [           ]

Dear Sirs:

      Pursuant to the provisions of the Custody and Control Agreement (the "Agreement"), dated as of [ ], 2004, among the undersigned as Indenture Trustee, GE Dealer Floorplan Master Note Trust, as Issuer, and you as Custodian, the undersigned hereby gives notice of the exercise of exclusive control over the [ACCOUNT/ACCOUNT NO.]. Subject to the provisions of the Agreement, you are hereby instructed to transfer and credit on your books and records all Property in the [ACCOUNT/ACCOUNT NO.] [to an account in the name of the undersigned as the Entitlement Holder].

      In accordance with the Agreement, you are hereby notified to cease complying with Entitlement Orders or other directions concerning the [ACCOUNT/ACCOUNT NO.] or the Financial Assets [and other Property] therein originated by the Issuer or its representatives.

                                       A-1         Custody and Control Agreement

      All capitalized terms used herein without definition have the same meanings as are ascribed to such terms in the Agreement.

                                              Very truly yours,

                                              WILMINGTON TRUST COMPANY, as
                                              Indenture Trustee

                                              By:  _____________________________
                                              Name: ____________________________
                                              Title: ___________________________

                                       A-2         Custody and Control Agreement